PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 1997)


                            EMC CORPORATION
                   $517,500,000 Principal Amount of
             3 1/4% Convertible Subordinated Notes due
             2002 (Interest Payable March 15 and
             September 15)

                   11,421,319 Shares of Common Stock
                    ______________________________

This document supplements the Prospectus dated June 26, 1997 relating to (i) $517,500,000 aggregate principal amount of 3 1/4% Convertible Subordinated Notes due 2002 (the "Notes") of EMC Corporation, a Massachusetts corporation (the "Company"), and (ii) 11,421,319 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), which are initially issuable upon conversion of the Notes plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Notes as a result of adjustments to the conversion price (the "Shares"). The Notes and the Shares that are being registered hereby are to be offered for the account of the holders thereof (the "Selling Securityholders"). The Notes were issued and sold in March 1997 in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed by Smith Barney Inc., Alex. Brown & Sons Incorporated and Morgan Stanley & Co. Incorporated (the "Initial Purchasers") to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) or institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. This Prospectus Supplement is incorporated by reference into the Prospectus and should be read in conjunction with the Prospectus. All terms used herein shall have the meaning assigned to them in the Prospectus.

                       _______________________

              SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE
         ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN
                     FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                           INVESTORS.

                           _______________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY
                       IS A CRIMINAL OFFENSE.
                       ______________________


      The date of this Prospectus Supplement is July 18, 1997.
     The following information supplements and updates the information found on pages 23-26 of the Prospectus under the caption "Selling Securityholders" by amending and restating such information to read, in its entirety, as follows:


                       SELLING SECURITYHOLDERS

  The following table set forth certain information furnished to the Company through July 18, 1997 as to the security ownership of the Selling Securityholders. Except as set forth below, none of the Selling Securityholders has had a material relationship with the Company or any of its predecessors or affiliates within the past three years.

                             Aggregate Principal   Number of Shares
                                 Amount of Notes    of Common Stock
Name                            that may be Sold   that may be Sold*
Aim High Yield Fund                     $5,000,000        110,350
Aim Income Fund                          1,000,000         22,070
Allstate Insurance Company               4,000,000         88,280
Alscott Investments, LLC                   640,000         14,124
American Community Mutual
  Insurance Company                        200,000          4,414
American Pioneer Life Insurance
  Company of New York                       40,000            882
American Progressive Life & Health          40,000            882
American Public Entity Excess Pool          40,000            882
American Republic Insurance Company        150,000          3,310
Amwest Surety Insurance Company            280,000          6,179
Associated Electric & Gas Insurance        850,000         18,759
Associated Physicians Insurance Company     20,000            441
Austin Firefighters Conv.                  130,000          2,869
Bank of America Convertible Securities     230,000          5,076
Bankers Trust TTEE for Chrysler Corp.
  Emp.#1 Pension Plan                    2,800,000         61,796
Baptist Hosp. of Miami                     115,000          2,538
Bear Stearns Securities Corporation      5,920,000        130,655
BCS Life Insurance Company                 250,000          5,517
Boston Museum of Fine Arts                  45,000            993
BZW Securities Limited                  15,265,000        336,901
C.I. American Fund                         120,000          2,648
CSA Fraternal Life                          50,000          1,103
California Public Employees'
  Retirement System                      1,500,000         33,105
Care America Life Insurance Company         40,000            882
Carrigaholt Capital (Bermuda) L.P.       1,000,000         22,070
Catholic Relief Insurance Company
  of America                               195,000          4,303
Central States Health & Life
  Company of Omaha                         180,000          3,972
Century National Insurance Company         530,000         11,697
CFW-C, L.P.                              4,000,000         88,280
Champion International Corp. Master
  Retirement Trust                         715,000         15,780
Chase Manhattan Bank TTEE IBM
  Corp. Retirement Plan Trust            5,000,000        110,350
Chicago Mutual Liability Company            40,000            882
Chrysler Insurance Company               1,950,000         43,036
Colgate-Palmolive Company
  Retirement Trust                         650,000         14,345
Concord Life Insurance Company              90,000          1,986
Condor Insurance                            65,000          1,434
Delta Air Lines Master Trust             4,990,000        110,130
Employee Benefit Convertible Securities    125,000          2,758
Engrs Joint Pension FD                     190,000          4,193
Farmers Home Mutual Insurance              205,000          4,524
Federated Rural Electric
  Insurance Company                         60,000          1,324
Fidelity Financial Trust:
  Fidelity Convertible Securities Fund  30,000,000        662,105
Fidelity Magellan Fund                  45,000,000        993,158
Franklin and Marshall College              400,000          8,828
Froley, Revy Investment Company Inc.
  Account: Arkansas PERS                   825,000         18,207
Froley, Revy Investment Company Inc.
  Account: ICI American Holdings Pension   285,000          6,290
Froley, Revy Investment Company Inc.
  Account: Island Insurance Convertibles    55,000          1,213
Froley, Revy Investment Company Inc.
  Account: NALCO Chemical
  Retirement Trust                         125,000          2,758
Froley, Revy Investment Company Inc.
  Account: Oregon Equity Fund/State
  of Oregon                              2,000,000         44,140
Froley, Revy Investment Company Inc.
  Account: PRIM Board                    1,150,000         25,380
Froley, Revy Investment Company Inc.
  Account: Southern Farm Bureau
  Insurance Co.                            150,000          3,310
Froley, Revy Investment Company Inc.
  Account: Starvest Discretionary          175,000          3,862
Froley, Revy Investment Company Inc.
  Account: State of Delaware
  Retirement - Froley, Revy                700,000         15,449
Froley, Revy Investment Company Inc.
  Account: Zeneca Holdings Pension         285,000          6,290
Frontier Insurance Company                 530,000         11,697
Global Series Fund II--Prudential
  Inconvertible Fund                     2,000,000         44,140
Golden Rule Insurance Company            2,800,000         61,796
Goodville Mutual Casuality Company          20,000            441
Gopher State Mutual Insurance Company       80,000          1,765
Goschen Hoppen - Home
  Insurance Company                         35,000            772
Grace Brothers, Ltd.                     2,000,000         44,140
Grain Dealers Mutual Insurance              90,000          1,986
Guarantee Trust Life Insurance Company     480,000         10,593
Guaranty Income Life Insurance Company     200,000          4,414
Hughes Aircraft Company Master
  Retirement Trust                       1,660,000         36,636
John M. Olin Foundation, Inc.            2,960,000         65,327
J.P. Morgan & Co. Incorporated          21,110,000        465,901
J.P. Morgan Securities, Inc.            16,500,000        364,158
Kettering Medical Center Funded
  Depreciation Account                      80,000          1,766
Lebanon Mutual Insurance Company            55,000          1,213
Lehman Brothers International Europe     2,000,000         44,140
Lincoln National Convertible
  Securities Fund                        2,960,000         65,327
Lincoln National Life Insurance          7,620,000        168,174
Lipper Convertibles, L.P.                5,000,000        110,350
Lipper Offshore Convertibles, L.P.       1,500,000         33,105
Lone Star Life Insurance Company           530,000         11,697
Massachusetts Mutual Life
  Insurance Company                      1,700,000         37,519
MassMutual Corporate Value
  Partners Limited                         550,000         12,138
MassMutual High Yield Partners, LLC        750,000         16,552
McMahan Securities Company L.P.            295,000          6,510
Medico Life Insurance Company              290,000          6,400
Med Marc Insurance                         270,000          5,958
Merrill Lynch Capital Markets PLC       13,000,000        286,912
Merrill Lynch, Pierce,
  Fenner & Smith Inc.                    7,220,000        159,346
Midwest Securities Life                     90,000          1,986
Midwestern National Life Insurance
  Company of Ohio                          190,000          4,193
Millers Casualty Insurance
  Company of Texas                         125,000          2,758
Millers Mutual Fire Insurance
  Company of Texas                         670,000         14,787
Mutual Protective Insurance Company        300,000          6,621
N-A Core Growth Fund                     3,515,000         77,576
N-A Income & Growth Fund                 1,190,000         26,263
National Chiropractic                      225,000          4,965
New York Life Insurance
  & Annuity Corporation                  1,750,000         38,622
New York Life Insurance Company          7,250,000        160,008
Norwest Bank MN, N.A.                      325,000          7,172
Occidental College                         105,000          2,317
OCM Convertible Limited Partnership        250,000          5,517
OCM Convertible Trust                    5,455,000        120,392
Oak Tree Partners, L.P.                  5,660,000        124,917
Old Guard Fire Insurance Company            90,000          1,986
Old Guard Insurance Company                195,000          4,303
Ozark National Life Insurance Company      460,000         10,152
Pacific Horizon Capital Income Fund      3,300,000         72,831
Pacific Innovation Trust
  Capital Income Fund                       55,000          1,213
Pacific Mutual Life Insurance Company      500,000         11,035
Paloma Securities L.L.C.                 9,250,000        204,149
Partner Reinsurance Company Ltd.           375,000          8,276
Phico Insurance Company                    150,000          3,310
Phoenix Convertible Fund                 1,000,000         22,070
Physicians Mutual Insurance Company        230,000          5,076
Pioneer Insurance Company                   45,000            993
Pitney Bowes Retirement Fund             1,100,000         24,277
Police & Fireman's Insurance Association    45,000            993
Port Authority of Alleghany County
Retirement and Disability Allowance Plan
  for Employees Represented by Local 85
  of Amalgamated Transit Union             860,000         18,980
Reliable Life Insurance Company            400,000          8,828
RJR Nabisco, Inc. Defined
  Benefit Master Trust                     400,000          8,828
Robertson Stephens Co. L.L.P.            1,598,000         35,268
Robertson Stephens
  Growth & Income Fund                   1,350,000         29,794
Robertson Stephens Growth & Income
  Portfolio of the Equi-Select Series Trust600,000         13,242
Royal Bank of Canada                    15,500,000        342,087
San Diego City Retirement                  370,000          8,165
S D County Convertible                   1,560,000         34,429
Secura Insurance, A Mutual Company         220,000          4,855
Service Life and Casualty
  Insurance Company                         20,000            441
Service Lloyd Insurance Company             20,000            441
Shepherd Investments International, Ltd.30,425,000        671,485
Smith Barney Inc.(1)                     3,746,000         82,675
Societe Generale Securities Corporation  3,700,000         81,659
South Dakota Retirement System           1,000,000         22,070
Standard Mutual Insurance Company          110,000          2,427
Stark International                     14,925,000        329,397
State of Connecticut Combined
  Investments Fund                       4,185,000         92,363
State Employees' Retirement Fund
of the State of Delaware                 1,340,000         29,574
State Street Bank c/f GE Pension Trust
  Global Investment                      1,800,000         39,726
Tennessee Consolidated
  Retirement System                      4,000,000         88,280
Texas Builders Insurance Company            40,000            882
The Class IC Company, Ltd.               1,000,000         22,070
The Dow Chemical Company Employees
  Retirement Plan                        1,000,000         22,070
The Fondren Foundation                      80,000          1,766
The Income Fund of America, Inc.        20,000,000        441,403
Toronto Dominion (New York) Inc.        20,000,000        441,403
Transguard Insurance Company               550,000         12,138
Unifi, Inc. Profit Sharing Plan and Trust  165,000          3,642
United Food and Commercial Workers
  Local 1262 and Employers Pension Fund    500,000         11,035
United National Insurance Company        1,250,000         27,587
United National Life Insurance             100,000          2,207
United States Olympic Foundation           750,000         16,552
United Teacher Associates
  Insurance Company                        800,000         17,656
Vanguard Convertible
  Securities Fund, Inc.                  2,795,000         61,686
Van Kampen American
  Capital Harbor Fund                    2,000,000         44,140
Vista Balanced Fund                        100,000          2,207
Vista Growth & Income Fund               3,600,000         79,452
Vista Select Balanced Fund                 300,000          6,621
Wake Forest University                     295,000          6,510
Weirton Trust                              745,000         16,442
Western Home Insurance Company              90,000          1,986
Westward Life Insurance Company             35,000            772
Wisconsin Lawyers Mutual
  Insuance Company                          90,000          1,986
Wisconsin Mutual Insurance Company          60,000          1,324
World Insurance Company                    250,000          5,517
Any other Selling Securityholders
  or future transferee from such
  Selling Securityholder(2)             94,736,000      2,090,840
                                      $517,500,000     11,421,248**
______________
(1) Smith Barney Inc. was an Initial Purchaser of the Notes. See "Plan of Distribution."
(2) Information regarding these persons or entities may be added from time to time by one or more supplements to this Prospectus.
* Assumes a conversion price of $45.31 per share and a cash payment in lieu of any fractional share interest.
** Total differs from amount to be registered due to the rounding down of fractional shares.